                                 AMENDMENT NO. 2
                                       TO
                  SECOND AMENDED AND RESTATED RIGHTS AGREEMENT


         This Amendment No. 2 to Second Amended and Restated Rights Agreement is entered into as of July 28, 2000, between National Computer Systems, Inc., a Minnesota corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A. (f.k.a. Norwest Bank Minnesota, N.A.), a national banking association (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to a Second Amended and Restated Rights Agreement dated as of March 4, 1996, as amended by Amendment No. 1 to the Second Amended and Restated Agreement (as so amended, the "Rights Agreement");

         WHEREAS, Pearson plc, a public limited company registered in England and Wales ("Pearson"), PN Acquisition Subsidiary Inc., a Minnesota corporation ("Acquisition Sub"), and the Company propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Acquisition Sub will commence a tender offer to purchase all of the issued and outstanding shares of common stock, $.03 par value per share, of the Company (the "Offer") and subsequently, Acquisition Sub will merge with and into the Company (the "Merger");

         WHEREAS, the Board of Directors of the Company has approved the Merger Agreement;

         WHEREAS, the Offer has been determined by the Board of Directors to be an "Approved Offer" within the meaning of the Rights Agreement;

         WHEREAS, the Board of Directors of the Company has determined that pursuant to Section 26 of the Rights Agreement, this Amendment is desirable to effectuate the purposes of the Rights Agreement in connection with the Offer, the Merger and the transactions contemplated thereby; and

         WHEREAS, the Rights Agent has determined that this Amendment does not adversely affect its interests under the Rights Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

         (a) AMENDMENT TO SECTION 1. Section 1 (a) of the Rights Agreement is amended to add the following sentence at the end of the definition of "Acquiring Person":

         "Notwithstanding anything in this Agreement to the contrary, neither Pearson nor Acquisition Sub shall be deemed an "Acquiring Person" as the result of (i) the execution and delivery of the Agreement and Plan of Merger to be entered into among Pearson, Acquisition Sub and the Company (the "Merger Agreement") and (ii) the consummation of the transactions contemplated by the Merger Agreement, including, without limitation, the publication or other announcement of the Offer (as such term is defined in the Merger Agreement), the consummation of the Offer and the consummation of the Merger (as such term is defined in the Merger Agreement).

         Section 1 (b) of the Rights Agreement is amended to add the following sentence at the end of the definition of "Adverse Person":

         "Notwithstanding anything in this Agreement to the contrary, neither Pearson nor Acquisition Sub shall be declared an "Adverse Person."

         Section 1 (e) of the Rights Agreement is amended to add the following sentence at the end of the definition of "Beneficial Owner":

         "Notwithstanding anything in this Agreement to the contrary, for the purposes of this Agreement neither Pearson nor Acquisition Sub shall be deemed to beneficially own any securities of the Company."

         Section 1 (q) of the Rights Agreement is amended to add the following sentence at the end of the definition of "Stock Acquisition Date":

         "Notwithstanding anything in this Agreement to the contrary, no "Stock Acquisition Date" shall be deemed to occur as a result of (i) the public announcement of the Offer, the Merger or any of the transaction contemplated by the Offer or Merger, (ii) the consummation of the Offer or the Merger, (ii) the execution or delivery of the Merger Agreement or (iii) the consummation of the other transactions contemplated in the Merger Agreement."

         (b) ADDITIONAL AMENDMENTS TO SECTION 1. Section 1 of the Rights Agreement is further amended to add the following paragraphs at the end thereof:

                  "Pearson" shall mean Pearson plc, a public limited company registered in England and Wales, and its Affiliates and Associates.

                  "Acquisition Sub" shall mean PN Acquisition Subsidiary Inc., a Minnesota corporation ("Acquisition Sub"), and its Affiliates and Associates.

         (c) AMENDMENT TO SECTION 3(a). Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result of
         (i) the announcement of the Offer, the Merger or any of the transactions contemplated by the Offer or the Merger, (ii) the consummation of the Merger, (iii) the execution or delivery of the Merger Agreement or (iv) the consummation of the other transactions contemplated in the Merger Agreement."


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         (d) Notwithstanding anything other provision of the Rights Agreement and this Amendment, no provision of the Rights Agreement shall preclude the consummation of the Offer, the Merger or the transactions contemplated by the Offer and the Merger nor shall the Offer, the Merger or the transactions contemplated by the Offer and the Merger trigger any rights of the Company's shareholders under the Rights Agreement.

         (e) EFFECTIVENESS; AMENDMENT. This Amendment shall be deemed effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         (f) TERMINATION OF RIGHTS AGREEMENT. The Rights Agreement shall terminate immediately upon effectiveness of the Merger.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date and year first above written.


                                          NATIONAL COMPUTER SYSTEMS,
                                              INC.


                                          By
                                            ---------------------------------
                                              Its
                                                 ----------------------------



                                          WELLS FARGO BANK MINNESOTA,
                                              N.A.


                                          By
                                            ---------------------------------
                                              Its
                                                 ----------------------------


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